LETTER OF TRANSMITTAL

CONSTITUTION CAPITAL ACCESS FUND, LLC

EXHIBIT C

LETTER OF TRANSMITTAL

Regarding Shares in

CONSTITUTION CAPITAL ACCESS FUND, LLC

Tendered Pursuant to the Offer to Purchase
Dated October 6, 2026

THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY ULTIMUS FUND SOLUTIONS, LLC

BY NOVEMBER 3, 2026.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 11:59 P.M., EASTERN TIME, ON NOVEMBER 3, 2026,

UNLESS THE OFFER IS EXTENDED.

Complete This Letter Of Transmittal And Return To:

Constitution Capital Access Fund, LLC

c/o Ultimus Fund Solutions, LLC

225 Pictoria Drive, Suite 450

Cincinnati, Ohio 45246

Attention: Tender Offer Administrator

Phone: (855) 551-2276

Fax: (402) 609-7043

Letter of Transmittal Page 1 of 4

CONSTITUTION CAPITAL ACCESS FUND, LLC

Ladies and Gentlemen:

The undersigned hereby tenders to Constitution Capital Access Fund, LLC, a closed-end, non-diversified management investment company organized as a limited liability company under the laws of the State of Delaware (the “Fund”), some or all of the shares of beneficial interest in the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated October 6, 2026 (the “Offer”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Shares tendered hereby.

A promissory note (the “Promissory Note”) for the value of the purchased Shares will be held by Ultimus Fund Solutions, LLC (“Ultimus”) on behalf of the undersigned. Upon written request by the undersigned to Ultimus, Ultimus will mail the Promissory Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund. The initial payment of the purchase amount for the Shares tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal.

The Promissory Note will also reflect the “Final Payment” portion of the purchase amount, if any, as described in Section 7 of the Offer. Any Final Payment of cash due pursuant to the Promissory Note will also be made by wire transfer of the funds to the undersigned’s account as provided herein. The undersigned recognizes that the amount of the initial payment of the purchase amount for Shares will be based on the unaudited value of the Fund as of November 30, 2026, subject to an extension of the Offer as described in Section 8 of the Offer and less any early repurchase fee relating to such Shares. The Final Payment will be payable in full no later than 5 business days following the completion of the Fund’s next annual audit. It is anticipated that the annual audit of the Fund’s financial statements will be completed no later than 60 days after the fiscal year-end of the Fund.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.

PLEASE FAX OR MAIL TO:

CONSTITUTION CAPITAL ACCESS FUND, LLC, c/o ULTIMUS FUND SOLUTIONS, LLC, 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246 Attention: Tender Offer Administrator. FOR ADDITIONAL INFORMATION: PHONE: (855) 551-2276 OR FAX: (402) 609-7043.

Letter of Transmittal Page 2 of 4

LETTER OF TRANSMITTAL

Tender Date: November 30, 2026

Tender Expiration Date: 11:59 p.m. ET, November 3, 2026

PLEASE COMPLETE PARTS 1, 2, 3, AND 4

PLEASE FAX OR MAIL TO:
CONSTITUTION CAPITAL ACCESS FUND, LLC	FOR ADDITIONAL INFORMATION:
Ultimus Fund Solutions, LLC	PHONE: (855) 551-2276
225 Pictoria Drive, Suite 450	FAX: (402) 609-7043
Cincinnati, Ohio 45246

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

PART 1 – NAME AND ADDRESS

Fund Acct #:
Full Account Registration Line 1:
Full Account Registration Line 2:
Telephone Number:

Advisor Firm Name:
Advisor Rep Name
Advisor Telephone Number:

FOR CUSTODIAL ACCOUNTS ONLY (IRA, 401k, ETC.)
Custodial Account #:
Custodian Name:
Custodian Address:
Custodian City, State, Zip:
Custodian Telephone Number:

PART 2 – AMOUNT OF SHARES IN THE FUND BEING TENDERED:

☐ Constitution Capital Access Fund, LLC - Class A

☐ Constitution Capital Access Fund, LLC - Class D

☐ Constitution Capital Access Fund, LLC - Class I

If tendering more than one share class, please submit a separate form for each class

☐ Entire amount of Shares

-or-

☐ Portion of Shares             $______________     or        ______________ Number of Shares

The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s remaining Shares to have a net asset value of less than $10,000 (except as a result of pro ration), the Fund may reduce the amount to be repurchased from the undersigned so that the required minimum account balance is maintained or repurchase the remainder of the undersigned’s Shares in the Fund.

Letter of Transmittal Page 3 of 4

LETTER OF TRANSMITTAL

PART 3 – PAYMENT

PAYMENT GUIDELINES: PROCEEDS FROM TAX DEFERRED AND TAX EXEMPT REGISTRATION TYPES ARE REQUIRED TO BE RETURNED TO THE CUSTODIAN ON RECORD.

If you invest in the fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary before submitting your tender request.

Please Deliver All Proceeds via Federal Wire to the Following:

Bank Name:
ABA Routing Number:
For Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:
Name(s) on Investors Account:
Investor Account Number at Broker:

HOLDBACK PAYMENTS: Holdback payments will be delivered after the Fund’s audit is complete at the end of the Fiscal Year to the same wire instruction the tender proceeds are delivered to. If alternate payment instructions are needed for the holdback, please contact Ultimus Fund Solutions, LLC (“Ultimus”) at (855) 551-2276 for instructions.

PROMISSORY NOTE: The Promissory Note reflecting both the initial payment and the Final Payment portion of the purchase amount, as applicable, will be held by Ultimus on the undersigned’s behalf. Upon a written request by the undersigned to Ultimus, Ultimus will mail the Promissory Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund.

PART 4 - SIGNATURE(S)

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

THIS DOCUMENT REQUIRES A MEDALLION SIGNATURE GUARANTEE BELOW ONLY WHEN AUTHORIZED SIGNER(S) INSTRUCT THE FUND TO SEND TENDER PROCEEDS TO AN ACCOUNT OTHER THAN THE BROKER/CUSTODIAN ACCOUNT OF RECORD.

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

Letter of Transmittal Page 4 of 4